As Filed with the Securities and Exchange Commission on March 8, 1996
                          Registration No. 33-64151

-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ---------------

                               AMENDMENT NO. 2
                                     TO

                                   FORM S-3

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                             WHITMAN MEDICAL CORP.
            (Exact name of registrant as specified in its charter)

                   NEW JERSEY                                                       22-2246554
(State or other jurisdiction of incorporation or organization)         (I.R.S. Employer Identification No.)


                            4400 Biscayne Boulevard
                              Miami, Florida 33137
                                 (305) 575-6510

        (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                 RANDY S. PROTO
                                   President
                             Whitman Medical Corp.
                            4400 Biscayne Boulevard
                              Miami, Florida 33137
                                 (305) 575-6510


                 (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 With a copy to:

                           WILLIAM P. OBERDORF, ESQ.
                           Robinson, St. John & Wayne
                              Two Penn Plaza East
                         Newark, New Jersey 07105-2249

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO TIME AFTER THE REGISTRATION STATEMENT BECOMES EFFECTIVE.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ].

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



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         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



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


Subject to Completion, Dated March 8, 1996

PROSPECTUS
                             WHITMAN MEDICAL CORP.

                         609,038 Shares of Common Stock

                                ---------------

         This Prospectus relates to the sale from time to time by the holder thereof (the "Selling Security Holder") listed under the caption "Selling Security Holder" of an aggregate of 609,038 shares (the "Shares" or the "Securities") of Common Stock, no par value per share ("Common Stock"), of Whitman Medical Corp. (the "Company").

         The 609,038 Shares covered by this Prospectus were originally issued in a private placement offering made by the Company in connection with its acquisition of the assets of Sanford Brown College, Inc. ("SBC") to the Selling Security Holder on December 21, 1994. The private placement offering made by the Company was exempt from registration under the Act pursuant to
Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

         The Company will not receive any of the proceeds from the sale of the Shares being offered hereby. The Company's Common Stock is presently listed on the American Stock Exchange ("AMEX") under the symbol "WIX." The closing price for the Common Stock as reported by AMEX on February 26, 1996, was $8.50.

         The Shares of Common Stock offered by the Selling Security Holder may be sold from time to time by the Selling Security Holder or by their pledgees, transferees or other successors-in-interest, in the over-the-counter market or otherwise, at prices and on terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The Selling Security Holder and any broker-dealers, agents or underwriters that participate with the Selling Security Holder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Act and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Act. See "Plan of Distribution."

         To the extent required, the specific Shares to be sold, the purchase price, the public offering price, the names of any such agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus supplement. Such Prospectus supplement will also set forth information regarding mutual indemnification by the Company of the Selling Security Holder against certain liabilities, including liabilities under the Act and the Securities Exchange
Act of 1934 (the "Exchange Act"). See "Plan of Distribution" for indemnification arrangements.



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


                             SEE "RISK FACTORS" FOR
           CERTAIN MATTERS TO BE CONSIDERED BY PROSPECTIVE INVESTORS

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


             THE DATE OF THIS PROSPECTUS IS ________________, 1996.


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


                             AVAILABLE INFORMATION

         The Company has filed a Registration Statement on Form S-3 (together with all amendments thereto referred to herein as the "Registration Statement") under the Act, with the Securities and Exchange Commission (the "Commission") covering the shares of common stock being offered by this Prospectus. This Prospectus does not contain all the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the securities offered by this Prospectus, reference is made to the Registration Statement and the exhibits and schedules thereto which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission. Statements contained in this Prospectus as to the contents of any contract or other documents referred to are not necessarily complete, and are qualified in all respects by such reference.

         The Company is subject to the informational requirements of the Exchange Act and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661- 2511; and 7 World Trade Center, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission, in Washington, D.C. at prescribed rates. Reports, proxy statements and other information filed by the Company can be inspected at the office of the National Association of Securities Dealers, 1735 "K" Street, N.W., Washington, D.C. 20036.

                                ---------------

         No person is authorized in connection with the offering made by this Prospectus to give any information or to make any representations not contained or incorporated by reference in this Prospectus, and any information or representation not contained or incorporated by reference in this Prospectus must not be relied upon as having been authorized by the Company. This Prospectus is not an offer to sell, or a solicitation of an offer to buy, by any person in any jurisdiction in which it is unlawful for that person to make an offer or solicitation. Neither the delivery of this Prospectus nor any sale made under this Prospectus shall, under any circumstance, create any implication that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.



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


                  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission (File No. 1-13722) pursuant to the Exchange Act are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1995, as amended on Form 10-K/A as filed with the Commission on January 19, 1996, and as further amended on Form 10-K/A-1 as filed with the Commission on February 13, 1996, File No. 1-13722, and as amended from time to time.

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995, File No. 1-13722.

         3. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, as amended on Form 10-Q/A as filed with the Commission on January 19, 1996, and as further amended on Form 10-Q/A-1 as filed with the Commission on February 13, 1996, File No. 1-13722.

         4. The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, File No. 1-13722.

         5. The Company's Current Report on Form 8-K dated December 21, 1994, as amended on Form 8 as filed with the Commission on February 22, 1995, as further amended on Form 8-K/A-1 as filed with the Commission on January 19, 1996, and as further amended on Form 8-K/A-2 as filed with the Commission on February 13, 1996, File No. 1-13722.

         6.       The Company's Current Report on Form 8-K dated
                  September 12, 1995.

         7.       All other reports filed by the Company pursuant to
                  Section 13(a) or 15(d) of the
                  Exchange Act since the date of this Prospectus.

         8. The description of the Company's Common Stock as described in Form 8-A filed with the Commission under the Exchange Act, on April 12, 1995.

         All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part of this Prospectus from the date of filing thereof.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Prospectus.


         The Company will provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of that person, a copy of all documents incorporated by reference into the Registration Statement of which this Prospectus is a part, other than exhibits to those documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Fernando Fernandez, Secretary, Whitman Medical Corp., 4400 Biscayne Boulevard,
Miami, Florida 33137, (telephone: (305) 575-6510).


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


                                  THE COMPANY

In General

         Whitman Medical Corp. (the "Company") is engaged in the operation of twenty proprietary career-oriented degree and non-degree granting post-secondary schools. Through its wholly-owned subsidiary, Ultrasound Technical Services, Inc., the company owns and operates the Ultrasound Diagnostic School, the largest school in the United States for the training of sonographers for the field of medical diagnostic ultrasound. In addition, through its wholly-owned subsidiary, Sanford-Brown College, Inc., the company owns and operates Sanford-Brown College, a post-secondary school which offers health care and business degree and non-degree granting programs.


Ultrasound Diagnostic School

         The Ultrasound Diagnostic School ("UDS") is believed by management to educate more students to be ultrasound technologists in the field of diagnostic medical ultrasound than any other school in the United States. Medical ultrasound employs harmless, high frequency sound waves to form a picture of the internal organs of the body and is employed in various medical specialties including obstetrics, gynecology, cardiology, internal medicine, oncology and ophthalmology.

         As of December 1, 1995, UDS consisted of fifteen teaching facilities: three in New York State, three in Florida, two in Pennsylvania, two in Texas, and one each in Georgia, Maryland, Massachusetts, New Jersey and Ohio. Of these fifteen facilities, four began operations in fiscal 1993 and one in fiscal 1994.

         UDS's curriculum offers three major programs: general ultrasound, cardio-vascular technology and medical assisting. UDS's general ultrasound program teaches students to become diagnostic medical sonographers. The cardiovascular technology program provides concentrated study and practical experience in cardiac and vessel anatomy, pathophysiology, biophysiology, acquired and congenital diseases, ultrasound physics, pharmacology and drug interaction, electrocardiograms, halter monitoring and stress testing, echocardiography and cardiac doppler and the entire spectrum of arterial and venous doppler using ultrasound color flow technology. The medical assisting program provides concentrated study and practical experience in routine front-office administrative skills and clinical capabilities performed in a primary health care setting.

         In addition to its three major program offerings, UDS, through its Division of Continuing Medical Education, offers advanced continuing medical education courses in diagnostic ultrasound, magnetic resonance imaging ("MRI") and computed axial tomography ("CAT Scan"). MRI, a non invasive procedure, is a method of imaging internal body organs, bones and vessels,

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


utilizing radio frequency waves. CAT Scan is a method of imaging internal body organs and bones utilizing X-rays.

         The UDS programs are not degree-granting programs. However, the Program of Non Collegiate Sponsored Instruction of the American Council on Education ("ACE") evaluated the UDS courses and recommended that universities and colleges give UDS graduates up to 43 college credits toward a baccalaureate degree.

         At September 30, 1995, 1213 students were enrolled in various UDS programs.

Sanford-Brown College


         Sanford-Brown College ("SBC") operates four schools in Missouri and one in Illinois organized in two main campuses: Des Peres, Missouri and Granite City, Illinois. SBC offers programs in physical therapy, occupational therapy, associate degree nursing, licensed practical nursing, medical administration, accounting, secretarial, data processing, travel and hospitality and paralegal.


         SBC is accredited by the Accrediting Commission for Independent Colleges and Schools, and is a candidate for accreditation by the North Central Association ("NCA"). The NCA candidacy status allows SBC to issue accredited associates' degrees, giving a student the ability to transfer credits earned at SBC towards a baccalaureate degree at many four year colleges.

         At September 30, 1995, 1,505 students were enrolled in various SBC programs.

Regulation and Financial Aid Programs

         Each UDS and SBC teaching facility is regulated and licensed by the state in which it operates. In addition, although approval of the US Department of Education is not required for UDS or SBC to operate, both UDS and SBC derive a substantial portion of their revenues through the Title IV Student Financial Aid Programs (the "Title IV Programs"). Approval for participation in Title IV Programs requires as a prerequisite that a school be licensed by the state in which it operates and accredited by an accrediting agency approved by the Department of Education. All UDS teaching facilities are accredited by the Accrediting Bureau of Health Education Schools. All SBC teaching facilities are accredited by the Accrediting Commission for Independent Colleges and Schools.

Recent Events


         The Company is a party to an Agreement and Plan of Merger (the "Merger Agreement") dated September 12, 1995, as amended, by and among Whitman Medical Acquisition Corporation and MDJB, Inc. The Merger Agreement provides for the merger of MDJB, Inc., a Colorado corporation, with and into Whitman Medical Acquisition Corporation, a Delaware corporation and wholly-

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


owned subsidiary of the Company. The Merger Agreement provides for the issuance by the Company of 1,250,000 shares of its common stock for all of the issued and outstanding capital stock of MDJB, Inc. The consummation of the Merger Agreement is subject to a number of conditions, including, without limitation, the Merger being treated as a pooling of interest in accordance with generally accepted accounting principles and the approval of the Merger Agreement by the shareholders of each of the Company and MDJB, Inc. In addition, if the conditions to the completion the Merger Agreement are satisfied and the Merger is closed, the Merger may be rescinded by the Company within a period of up to 240 days following the effective date of the Merger in the event Whitman Medical Acquisition Corporation is not certified by the U.S. Department of Education for participation in Title IV Student Financial Aid Programs under the Higher Education Act of 1965, as amended.


         MDJB, Inc. is the owner of Colorado Technical University, a regionally accredited degree granting institution with approximately 1,600 students enrolled primarily in computer science, engineering and management programs. Colorado Tech confers degrees at the associate, bachelore, master, and doctoral levels. MDJB also owns Concept Communications, an advertising agency which provides services to Colorado Technical University and other clients not affiliated with MDJB, Inc.


         The Company was incorporated in 1979 under the laws of the State of New Jersey. The principal office of the Company is located at 4400 Biscayne Boulevard, Miami, Florida 33137, and the Company's telephone number at that address is (305) 575-6510.


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

                             RISK FACTORS

         An investment in the Shares involves a high degree of risk. Prospective investors should carefully consider, along with the other information contained herein, the following risk factors before purchasing any Shares offered hereby:

RECENT LOSSES. The Company reported a net loss of $354,979 on revenues of $11,759,258 for the fiscal year ended March 31, 1995, as compared to net income of $213,561 on revenues of $6,158,203 for the fiscal year ended March 31, 1994. For the nine months ended December 31, 1995, the Company reported a net loss of $1,301,712 on revenues of $21,567,831, as compared to a net loss of $315,346 on revenues of $5,667,817 for the comparable period in 1994. Management attributes such losses to increased costs associated with the current expansion of the UDS teaching facilities to increase the number of career programs offered, increased salary expense associated with an increase in the number of full-time employees and the depreciation expense associated with recently acquired laboratory and computer equipment and furniture. It is anticipated that the expenditures associated with the planned expansion of the UDS teaching facilities will cause the Company to incur operating losses until such time, if any, as the Company generates sufficient additional revenues from operations. The Company recently extended the term of its $2,500,000 working capital facility and $6,000,000 term loan until October 15, 1997 and April 14, 1999, respectively. At December 31, 1995, the Company had approximately $1,300,000 available for use under the working captial facility. The Company believes that such credit facilities combined with anticipated cash flow from operations will be sufficient to fund the Company's anticipated capital requirements including the current expansion of the Company's Ultrasound Diagnostic School.



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


FEDERAL AND STATE REGULATION. Each school operated by the Company is subject to regulation (i) by the state in which it operates, (ii) by accrediting associations and (iii) because it is eligible to participate in Federal financial aid programs, by the United States Department of Education (the "DOE").

         Accreditation. The Company's schools are accredited by national accrediting associations recognized by the DOE. Accreditation serves as the basis for: (1) the recognition and acceptance by employers, other higher education institutions and governmental entities of degrees and credits earned by students; (2) the qualification to participate in Title IV Programs and (3) the qualification for authorization to operate in certain states. The withdrawal of accreditation from the Company or its schools would have a material adverse effect on the Company.

         State Authorization. The Company is required to have authorization to operate in each state in which it physically provides educational programs. Certain states accept accreditation as evidence of meeting minimum state standards for authorization. Other states require separate evaluations for authorization. Depending on the state, the addition of a program not offered previously or the addition of a new location must be included in the institution's accreditation and/or be approved by the appropriate state authorization agency. Each of the Company's schools is currently authorized to operate in each state in which it is physically located. If the Company is unable to maintain authorization to operate in existing states, it may have a material adverse effect on the Company.

FEDERAL FINANCIAL AID PROGRAMS. The Company derives a majority of its revenue from students who participate in Federal financial aid programs ("Title IV Programs") under Title IV of the Higher Education Act of 1965, as amended ("HEA"), and the regulations promulgated thereunder by the DOE (the "Regulations"). In order to participate in Title IV Programs, the Company must comply with complex standards set forth in the HEA and the Regulations. In 1992, in reauthorizing the HEA, Congress imposed more stringent standards upon proprietary institutions participating in Title IV Programs. The new standards placed proprietary institutions under increased regulatory scrutiny. The loss by the Company of its eligibility to participate in Title IV Programs would have a material adverse effect on the Company.

         State Postsecondary Review Equity. The HEA requires each state to establish a State Postsecondary Review Entity ("SPRE") to review institutions within its state to determine continued eligibility to participate in the Title IV Programs. SPRE reviews will be mandatory for institutions meeting specific criteria. At present, UDS and SBC operate schools in 11 states. Each state is required to submit its review standards to the DOE for approval. The review standards promulgated by a state could adversely affect the eligibility of the Company's schools in that state to participate in the Title IV Programs.

         The 85/15 Rule. The HEA requires that an annual comparison be made for each proprietary school of the percentage of its Title IV Program receipts to its total receipts from Title IV eligible programs. Under the 85/15 Rule, a proprietary school will be ineligible to participate

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in Title IV Programs if, on a cash basis of accounting, more than 85% of its revenues from Title IV eligible programs for the prior fiscal year were derived from Title IV Program funds. Although the Company believes that each of its schools is in compliance with the 85/15 Rule, there could be no assurance that such compliance will continue in the future.

         Student Loan Defaults. If a school's cohort default rate (the rate at which its student borrowers entering repayment in one federal fiscal year default on repayment of student loans obtained under the Federal Family Education Loan Programs ["FFELP"] before the end of the following fiscal year) exceeds 25% in all of its three most recent federal fiscal years it becomes ineligible to participate in the FFELP programs. An institution's cohort default rate is published annually by the DOE. The most recent cohort year published was 1992. A school may appeal its published rate and/or its loss of eligibility. UDS' default rates are well below the 25% ceiling, but SBC's 1992 rate exceeded 25% and it is expected that SBC's 1993 default rate will exceed the 25% ceiling. Stringent measures have been implemented by SBC to reduce its default rate. The Company does not anticipate that SBC will lose FFELP eligibility, however, the DOE may place restrictions on SBC until the rate has been reduced below the 25% ceiling. If SBC does lose FFELP eligibility, it would have a material adverse affect on the Company.

         Standards of Financial Responsibility. Under the Regulations, each eligible institution must satisfy certain standards of financial responsibility to continue to participate in Title IV Programs. A failure to satisfy the standards could result in restrictions being place on an institution's participation in Title IV Programs or a termination of its eligibility to participate in Title IV Programs. For purposes of these standards, at present SBC is evaluated as a distinct entity, while UDS is evaluated on the basis of the financial performance of the Company as a whole. The three principal standards are the acid test ratio, profitability and tangible net worth.

         Acid Test Ratio. At the end of the fiscal year, a proprietary institution must maintain a ratio of at least 1 to 1 of cash, cash equivalents, restricted cash and current accounts receivable to total current liabilities. At March 31, 1995, the Company's acid test ratio was 1.36 to 1.00 and SBC's acid test ratio was 1.21 to 1.00. There can be no assurance that the minimum acid test ratios will be met in the future.

         Profitability. An eligible institution may not have operating losses in either or both of its two most recent fiscal years that, in sum, result in a decrease in its tangible net worth in excess of 10% of the institution's tangible net worth at the beginning of the two year period. SBC operated profitably in fiscal 1995. Although the Company had an operating loss for fiscal 1995, the sum of its operating results in the 1994 and 1995 fiscal years did not result in a decrease of its tangible net worth in excess of 10%. Should the Company experience an operating loss for fiscal 1996, the UDS schools will likely fail to meet the profitability standard which could have a material adverse effect on the Company.

         Tangible Net Worth. An eligible institution is required to have a positive tangible net worth at the completion of its fiscal year. At March 31, 1995 SBC and the Company each had a positive net worth. There can be no assurance that SBC or the Company will continue to maintain a positive tangible net worth which could have a material adverse effect on the Company.


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RELIANCE ON CURRENT MANAGEMENT AND PERSONNEL. The Company's success is dependent on its ability to recruit and retain qualified management and educational personnel. Although the Company has been successful to date in attracting and retaining skilled management and educational personnel, there can be no assurance that the Company will be able to attract and retain such personnel on acceptable terms in the future.

COMPETITION. In almost all the geographic areas in which UDS teaching facilities are located, hospitals and community colleges operate programs to train medical sonographers. In addition, both proprietary schools and community colleges offer Medical Assisting programs similar to that offered by UDS. Moreover, in each of the areas in which SBC operates, there are many competitors which provide comparative educational degrees and curriculum.

DIVIDEND POLICY. The Company has not paid dividends on its Common Stock since its inception and, by reason of its present financial condition and its projected financial needs, it does not contemplate paying dividends in the foreseeable future on its Common Stock.

SHARES ELIGIBLE FOR FUTURE SALE. Sales of the Company's Common Stock in the public market by current shareholders or the Company could adversely affect the market price of the Common Stock. Following this offering, the Company cannot predict the effect, if any, that market sales of the Common Stock or the availability of such Common Stock will have on the market price for such stock. However, sales by the Selling Security Holder, existing shareholders and the Company of substantial amounts of Common Stock in the public market could adversely affect the prevailing market prices for the Common Stock.


                                  USE OF PROCEEDS

         The Company will not receive any proceeds from the sale of the Shares offered by this Prospectus by the Selling Security Holder. The aggregate proceeds to the Selling Security Holder from the sale of the Shares will be the purchase price of the Shares sold, less the aggregate agents' commissions and underwriters' discounts, if any, and any other expenses of issuance and distribution not borne by the Company. See "Plan of Distribution."



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


                                 PLAN OF DISTRIBUTION

         The Shares covered by this Prospectus are being offered for the account of the Selling Security Holder. Consequently, the Company will not receive any of the proceeds from the sale of the Securities offered hereby.

         The Securities may be sold from time to time by the Selling Security Holder, or by pledgees, transferees or other successors in interest, on the American Stock Exchange (or such other exchange on which the Shares are listed at the time of sale), in the over-the-counter market or otherwise, at prices and at terms then prevailing or at prices related to the then current market price, or in privately negotiated transactions. The Shares may be sold by various methods, including, but not limited to one or more of the following;
(a) directly in a privately negotiated transaction; (b) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (c) purchased by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus; (d) an exchange transaction in accordance with the rules of such exchange; and (e) ordinary brokers transactions and transactions in which the broker solicits purchasers. In effecting sales, brokers or dealers engaged by the Selling Security Holder may arrange for other brokers or dealers to participate. Alternatively, the Selling Security Holder may from time to time offer the Shares through underwriters, dealers or agents who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Security Holder and/or the purchasers of Shares for whom they may act as agents. In addition, any of the Shares which qualify for sale pursuant to Rule 144 under the Act, or otherwise pursuant to an applicable exemption under the Act, may be sold other than pursuant to this Prospectus.

         The Selling Security Holder and any such underwriters, dealers or agents that participate in the distribution of Shares may be deemed to be underwriters, and any profit on the sale of the Shares by them and any discounts, commissions or concessions received by them may be deemed to be underwriting discounts and commissions under the Act. The Shares may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices. Such prices will be determined by the Selling Security Holder or by an agreement between the Selling Security Holder and underwriters or dealers. Brokers or dealers acting in connection with the sale of the Shares contemplated by this Prospectus may receive fees or commissions in connection therewith.

         At the time a particular offer of Shares is made, to the extent required, a supplement to this Prospectus will be distributed which will identify and set forth the aggregate amount of Shares being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriter for Shares purchased from the Selling Security Holder, any discounts, commissions and other items constituting compensation from the Selling Security Holder and/or the Company and any discounts, commissions or concessions allowed or reallowed or paid to dealers, including the proposed selling price to the public. Such supplement to this Prospectus and, if necessary, a post-effective amendment to the Registration Statement of which this Prospectus is a part, will be filed with the Commission to reflect the disclosure of additional information with respect to the distribution of the Shares. The Company will pay all of the expenses incident to the registration and certain other expenses related

132099-2
                                 -12-
to this offering with respect to Shares, other than underwriting commissions and discounts, normal commission expenses and brokerage fees, applicable transfer taxes and attorney's fees of Selling Security Holder's counsel.

         The Selling Security Holder and the Company have entered into indemnification agreements pursuant to which the Company has agreed to indemnify and hold the Selling Security Holder harmless against any loss, claims, damages or liabilities which arise out of or are based on any untrue statement of material fact contained in the Registration Statement of which this Prospectus forms a part, or arise out of or are based upon the omission to state therein a material fact required to be stated therein when necessary to make the statements therein not misleading. The Company's indemnification of the Selling Security Holder in this regard excludes losses, claims, damages or liabilities to the extent they arise out of or are based upon untrue statements or omission made in the Registration Statement of which this Prospectus forms a part in reliance upon information furnished in writing to the Company by the Selling Security Holder or its agents. Similarly, the Selling Security Holder has agreed to indemnify the Company against losses, claims, damages or liabilities arising out of or based upon any untrue statement or omission made in the Registration Statement of which this Prospectus forms a part based upon written materials furnished to the Company by the Selling Security Holder or its agents for use therein, or arise out of or are based upon any untrue statement or omission made by the Selling Security Holders or its agents in connection with the offer and sale of the Shares which are not contained in or authorized by this Prospectus.

         Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the Shares may not enter bids to purchase, purchase or engage in similar trading or market making activities with respect to the Company's securities for a period commencing nine business days prior to the commencement of such distribution and ending with the completion of such distribution. In addition, and without limiting the foregoing, the Selling Security Holder and any person participating in the distribution of the Shares will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of the Shares by the Selling Security Holders. All of the foregoing may affect the marketability of the Shares.

         In order to comply with certain states' securities laws, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Shares may not be sold unless the Shares have been registered or qualified for sale in such state, or unless an exemption from registration or qualification is available and is obtained.

         There can be no assurance that the Selling Security Holder will sell any or all of the Shares offered by it hereby.

         The Shares originally issued by the Company to the Selling Security Holder contained legends as to their restricted transferability. Upon the effectiveness of the Registration Statement

132099-2
                                          -13-
of which this Prospectus is a part and the transfer by the Selling Security Holder of any of the Shares pursuant thereto, these legends will no longer be necessary, and new certificates representing such Shares will be issued to the transferee, free of any such legends.

                                 SELLING SECURITY HOLDER

         The following table provides certain information, as of the date of this Prospectus, with respect to the Shares owned by the Selling Security Holder (which information has been furnished to the Company by the Selling Security Holder) including the number of Shares owned by such holder before and after this registration (assuming all Shares registered hereby are sold), and the nature of any position, office or other material relationship between such holder and the Company (including affiliates) during the past three years. See "Plan of Distribution." The Shares offered by this Prospectus may be offered from time to time in whole or in part by the person named below or by its transferees, as to whom applicable information will, to the extent required, be set forth in a prospectus supplement. See "Plan of Distribution."


                                                                       Common Stock
                                      Common Stock                        Owned
                               Owned Prior to the Offering         After the Offering
                          -----------------------------------      --------------------
                           Number                                   Number
                         of Shares      Percent of     Shares     of Shares     Percent
                             of           Common      that may        of          of
Selling                    Common         Stock          be         Common      Common
Securityholder             Stock                      Offered       Stock        Stock
---------------            -------      ----------    --------      -------      -----
SBC Liquidating,          609,038        13.85%       609,038         -           -
Inc. or James Combs (1)

---------------
         (1) On December 21, 1994, the Company consummated the acquisition of all the assets of Sanford-Brown College, Inc. for $5,900,000 in cash and 609,038 shares of the Company's common stock. At the Closing, the 609,038 shares were deposited in an escrow account maintained at Midlantic Bank N.A. pursuant to an Escrow Agreement by and among Midlantic Bank, N.A., SBC Liquidating, Inc. and Whitman Acquisition Corporation. Pursuant to the Escrow Agreement, 98,232 of the shares have been released from escrow to SBC Liquidating, Inc. The balance of 510,806 shares remaining in the escrow account will be released to SBC Liquidating, Inc. upon the occurrence of certain stated events described in the Escrow Agreement. In the event the conditions provided in the Escrow Agreement are not satisfied, the balance of the shares held in the escrow will be returned to the Company for cancellation. The parties have agreed that neither the Company nor SBC Liquidating, Inc. has voting power or investment power with respect to the shares held in escrow. Under the terms of the Company's agreement to purchase the assets of Sanford-Brown College, Inc., the Company is required to register under the Securities Act all shares subject to distribution to SBC Liquidating, Inc. from the escrow account.


TRANSFER AGENT

         The Transfer Agent for the Company's Common Stock is Continental Stock Transfer and Trust Company, 2 Broadway, New York, New York 10004.

132099-2
                                   -14-

                             LEGAL MATTERS

         Certain legal matters relating to the legality of the Shares offered hereby have been passed upon for the Company by Robinson, St. John & Wayne, Two Penn Plaza East, Newark, New Jersey 07105-2249.

                                EXPERTS

         The consolidated financial statements of Whitman Medical Corp. appearing in Whitman Medical Corp.'s Annual Report on Form 10-K/A-1 for the year ended March 31, 1995 have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

         The financial statements and schedules of Sanford-Brown College, Inc. at and for the fiscal years ended October 31, 1992, 1993 and 1994, appearing in the Company's Report on Form 8 filed on February 22, 1995, as amended, have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in auditing and accounting.



132099-2
                                 -15-

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.          OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses of Whitman Medical Corp. in connection with the distribution of the securities being registered. The Selling Security Holders will not bear any of such expenses.

Registration Fee.........................................................................$ 1,339
Legal Fees and Expenses...................................................................15,000
Blue Sky Fees and Expenses.................................................................5,000
Accounting Fees and Expenses...............................................................5,000
Miscellaneous Expenses.....................................................................1,000
TOTAL................................................................................... $27,339


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Certificate of Incorporation, as amended, eliminates the personal liability of Directors to the Company and its Shareholders for acts or omissions. The provisions of the Company's Certificate of Incorporation that eliminate the personal liability of Directors do not, in any way, eliminate or limit the liability of a Director for breaching his duty of loyalty to the Company or its Shareholders, failing to act in good faith, knowingly violating the law or obtaining an improper personal benefit.

         Section 14A:3-5 of the New Jersey Business Corporation Act (the "NJBCA") gives the Company power to indemnify each of its directors and officers against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been a director or officer if
(a) he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and (b) with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, in a proceeding by or in the right of the Company, there shall be no indemnification in respect of any liabilities or expenses if the officer or director shall have been adjudged liable to the Company unless the court in such proceeding determines he is entitled to indemnity for such liabilities and/or expenses. Furthermore, no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to such director or officer establishes that his acts or omissions (a) were in breach of his duty of loyalty to the Company and its stockholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. The NJBCA defines an act or omission in breach of a person's duty of loyalty as an act or omission which that person knows or believes to be contrary to the best interests of the Company or its stockholders in connection with a matter in which he has a material conflict of interest. If a director or officer is successful in a proceeding, the statute mandates that the
Company indemnify him against expenses.

         See also the undertakings set forth in response to Item 17 herein.

ITEM 16.          EXHIBITS.

        5.1 Opinion of Robinson, St. John & Wayne as to the legality of the securities to be registered.*

       23.1       Consent of Ernst & Young LLP.

       23.2       Consent of KMPG Peat Marwick LLP.

       23.3       Consent of Robinson, St. John & Wayne (included in Exhibit
                  5.1)

       24.1       Power of Attorney*
---------------
* previously filed.


ITEM 17.          UNDERTAKINGS.

         The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of
                  1933;

                  (ii) To reflect in the Prospectus any fact or events arising after the effective date of the registration statement (or arising after the effective date of the registration statement or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs 1(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the Prospectus, to deliver or cause to be delivered to each person to whom the Prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         (6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a Court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonably grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Iselin, State of New Jersey on March 8, 1996.

                          WHITMAN MEDICAL CORP.


                          By:     /S/Randy S. Proto
                                  Randy S. Proto, President
                                  (principal executive officer)


                          By:     /S/Fernando Fernandez
                                  Fernando Fernandez, Treasurer
                                  (principal financial and accounting officer)




      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on March 8, 1996.


      Signature                                            Title
      ---------                                            -----
/S/Joseph Lichtenstein                    Vice President and Director
Joseph Lichtenstein

/S/Phillip Frost*                                               Director
Phillip Frost, M.D.




/S/Isaac Kaye*                                                  Director
Isaac Kaye




/S/Richard C. Pfenniger, Jr.*                                   Director
Richard C. Pfenniger, Jr.




/S/Peter S. Knight*                                             Director
Peter S.  Knight




/S/Jack R. Borsting*                                            Director
Jack R. Borsting

* By: /s/ Randy S. Proto
      Randy S. Proto,
      Attorney-in-fact

                             INDEX TO EXHIBITS


Number                       Description                                Sequential Page No.
------                       -----------                                --------------------
5.1                 Opinion of Robinson, St. John  & Wayne*


23.1                Consent of Ernst & Young LLP, Independent
                    Auditors

23.2                Consent of KPMG Peat Marwick LLP, Independent
                    Auditors

23.3                Consent of Robinson, St. John & Wayne
                    (included in Exhibit 5.1)

24.1                Power of Attorney*

---------------
* Previously filed.